Exhibit 99.1

“Today’s appointments accelerate the momentum that the existing U.S. leadership team has created over the past several years.” Charles Lowrey, Chairman and CEO

Prudential Financial announces leadership succession for U.S. Businesses

Andrew Sullivan to lead growth-oriented and purpose-driven U.S. leadership team focused on accelerating financial wellness strategy

NEWARK, N.J., August 29, 2019 —Prudential Financial, Inc. today announced that Andrew Sullivan will succeed Stephen Pelletier as executive vice president and head of U.S. Businesses, reporting to Chairman and CEO Charles Lowrey, effective December 1. Pelletier will retire following an extraordinary 27-year career with the company, in which he led Group Insurance and Prudential Annuities, and founded Prudential’s international asset management businesses, now PGIM Global Partners.

“Today’s appointments accelerate the momentum that the existing U.S. leadership team has created over the past several years. Andy and his executive team will continue to bring a broader set of financial wellness solutions to more people in new ways,” said Lowrey. “Our conviction in this strategy, and the significant opportunity it represents for expanding our market reach, has never been stronger.”

The company also announced today three new appointments, effective December 1, strengthening its U.S. Businesses executive team:

•  Phil Waldeck, current president of Prudential Retirement and pioneer of Prudential’s Pension Risk Transfer business, will succeed Andy Sullivan as head of the Workplace Solutions Group.

•  Yanela Frias, current head of Investment and Pension Solutions within the Retirement business, which surpassed $100 billion in pension and longevity risk transfer sales under her leadership, will be elevated to president of Prudential Retirement. She will be succeeded by Scott Gaul, current senior vice president, Sales and Strategic Relationships, Prudential Retirement.

•  Dylan Tyson, current CEO of Prudential of Taiwan who, in a prior role, led the breakthrough General Motors pension risk buyout transaction for Prudential, will become president of Prudential Annuities. His successor will be named upon receiving regulatory approval.

Continuing in their current roles will be:

•  David Hunt, president and CEO of PGIM

•  Caroline Feeney, CEO of Individual Solutions Group

•  Jamie Kalamarides, president, Prudential Group Insurance

•  Salene Hitchcock-Gear, president, Individual Life Insurance and Prudential Advisors

•  Naveen Agarwal, senior vice president and chief marketing officer

•  Caroline Faulkner, senior vice president, Enabling Solutions

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Kent Sluyter, current president of Prudential Annuities, will retire, following a distinguished 38-year career at Prudential, during which he has held various leadership positions, including president and CEO of Individual Life Insurance and Prudential Advisors.

Pelletier, 66, will remain in an advisory role until April 1, 2020.

Read an exclusive Q&A with Stephen Pelletier and Andrew Sullivan talking about the transition, our U.S. Business financial wellness strategy, the needs of the market and what we are doing to meet them.

Read more about our leaders:

About Steve Pelletier

About Andy Sullivan

About Prudential Financial, Inc.

Prudential Financial, Inc. (NYSE: PRU), a financial services leader with more than $1 trillion of assets under management as of June 30, 2019, has operations in the United States, Asia, Europe, and Latin America. Prudential’s diverse and talented employees are committed to helping individual and institutional customers grow and protect their wealth through a variety of products and services, including life insurance, annuities, retirement-related services, mutual funds and investment management. In the U.S., Prudential’s iconic Rock symbol has stood for strength, stability, expertise and innovation for more than a century. For more information, please visit news.prudential.com.

MEDIA CONTACTS:

Linda Fung

(973) 802-7373

linda.fung@prudential.com

Alan Sexton

(973) 367-7415

alan.sexton@prudential.com